UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2008

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported, Karen K. McGinnis, the Chief Accounting Officer of Insight Enterprises, Inc. ("Insight"), adopted a pre-arranged (Rule 10b5-1) stock trading plan on August 21, 2008 to exercise Insight stock options and sell the underlying shares over time, prior to the expiration of the options. See Insight's Report on Form 8-K filed August 25, 2008. On November 11, 2008, Ms. McGinnis terminated that plan in connection with her open-market purchase of 18,990 shares of Insight's common stock on November 12, 2008, which will be reported separately on a Form 4. No option exercises or sales were made under the terminated plan, which was effective October 21, 2008 and due to expire on August 26, 2009. Under Insight's internal rules, an individual who amends or terminates a Rule 10b5-1 plan may not establish a new Rule 10b5-1 plan for a period of six months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

November 13, 2008	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: General Counsel, Secretary